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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:

We consent to the use of our report dated March 18, 2011 with respect to the Genworth Life and Annuity Insurance Company and subsidiaries' consolidated financial statements and the use of our report dated April 1, 2011 with respect to Genworth Life & Annuity VA Separate Account 2 included in the Statement of Additional Information and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report on the consolidated financial statements of Genworth Life and Annuity Insurance Company and subsidiaries dated March 18, 2011 refers to a change in the method of accounting for embedded credit derivatives and variable interest entities in 2010 and for other-than-temporary impairments in 2009.

/s/ KPMG LLP

Richmond, Virginia
April 27, 2011